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                                                                      Exhibit 23



                        Consent Of Independent Auditors


We consent to the incorporation by reference in the following Registration
Statements:

 . Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to Union
  Employees,

 . Form S-8 No. 33-51081 pertaining to the 1993 National Steel Corporation Long
  Term Incentive Plan,

 . Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation Non-
  Employee Director's Stock Option Plan, and

 . Form S-8 No. 33-6087 pertaining to the National Steel Retirement Savings Plan and National Steel Represented Employee Retirement Savings Plan;

of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule of the National Steel Corporation and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1998.



                                       Ernst & Young LLP



Indianapolis, Indiana
January 28, 1999